EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of SLM Corporation of our report dated February 27, 2004 relating to the financial statements, which appears in the Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

McLean, VA

June 1, 2004

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